EXHIBIT 99.1

**PRESS RELEASE**

Contact:
Randall E. Black
Chief Executive Officer & President
570-662-2121

CITIZENS FINANCIAL SERVICES, INC.
SHARE REPURCHASE PROGRAM
October 20, 2015

MANSFIELD, PENNSYLVANIA – October 21, 2015 – On October 20, 2015, the Board of Directors of Citizens Financial Services, Inc. (OTC BB:  CZFS), authorized the additional repurchase of 150,000 of Citizens Financial Services, Inc. common stock in open or privately negotiated transactions.  Repurchases will be made from time to time depending on market conditions and other factors.  There is no guarantee as to the exact number of shares to be repurchased by the Company.  On January 17, 2012, The Board of Directors authorized the repurchase of 140,000 of its common stock, and as of October 20, 2015, 110,371 shares have been repurchased and the Board of Directors continues to have authority to repurchase an additional 29,629 shares.

Citizens Financial Services, Inc. is the parent holding company of First Citizens Community Bank headquartered in Mansfield, Pennsylvania.

Note:  This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to various factors.  These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.